SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

February 27, 2004 (February 27, 2004)

Date of Report (Date of earliest event reported)

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Two Paragon Drive

Montvale, New Jersey 07645

(Address of principal executive offices)

(201) 573-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On February 27, 2004, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) issued a press release, which announced the Company’s completion of a real estate sale/leaseback transaction with Cardinal Capital Partners, Inc. (Dallas, Texas) that will result in proceeds to the Company of approximately $170 million. A copy of the February 27, 2004 press release is attached hereto as an Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated February 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2004

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

By:	/s/ William P. Costantini
William P. Costantini, Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 27, 2004